UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2013

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 11, 2013, a wholly-owned subsidiary of Shiloh Industries, Inc. (the “Subsidiary”) entered into an Asset Purchase Agreement (the “Agreement”), with Contech Castings, LLC (“Contech”) and its subsidiary Contech Casting Real Estate Holdings, LLC (“Contech Real Estate” and together with Contech, “Sellers”). Contech is engaged in the business of die casting and machining motor vehicle parts and further producing engineered high pressure aluminum die cast and machined parts for the motor vehicle industry, and Contech Real Estate owns the real property used by Contech in its business.

Under the terms of the Agreement, the Subsidiary has agreed to acquire the assets of the business located at the purchased facilities (the “Assets”) from the Sellers for $54.4 million in cash, subject to adjustment based upon changes in working capital, plus the assumption of certain specified liabilities. The Subsidiary has deposited 10% of the purchase price into escrow, which will, subject to a working capital escrow, which will be credited to the purchase price on the completion of the acquisition of the Assets. If the Agreement is terminated, the deposit will be returned to the Subsidiary unless the Subsidiary defaults under the Agreement.

Sellers have the right to obtain alternative bids during a limited solicitation period as provided in the Agreement. If additional bids are received by the Sellers, the Sellers reserve the right to conduct an auction of the Assets wherein the Subsidiary will have the opportunity to become the successful bidder for the Assets. If the Agreement is later terminated for certain reasons, including because of Sellers' entry into an alternative transaction to sell all or substantially all of the Assets, the Sellers are required to pay the Subsidiary a termination fee of $2 million upon closing of the alternative transaction.

The Agreement contains customary closing conditions, representations and warranties and covenants by each party. The Agreement also contains a condition concerning issuance of a “comfort” order by the United States Bankruptcy Court for the District of Delaware in the Chapter 11 case related to Revstone Industries LLC, the parent entity of non-debtor subsidiaries Contech and Contech Real Estate. Both parties are obligated, subject to certain limitations, to indemnify the other under the Agreement for certain matters, including breaches of representations, warranties and covenants.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2013	SHILOH INDUSTRIES, INC. By: /s/ Thomas M. Dugan Name:Thomas M. Dugan Title:Vice President of Finance and Treasurer